                              EXHIBIT 99

MESSAGE TO SHAREHOLDERS

It's a pleasure, once again, to report on the progress of LNB Bancorp, Inc., and its subsidiary companies after the end of the third quarter of 2003. All pre 2003 financial statements and related per-share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standard (SFAS) No. 147 "Acquisitions of Certain Financial Institutions" and SFAS No. 142 "Goodwill and Other Intangible Assets" as related to intangibles. Per share amounts have been adjusted to reflect a three-for-two stock split on March 14, 2003.

Earnings have increased 1% for the first nine months of 2003, compared to the same period one year ago. Earnings for the first nine months of 2003 reached a record high of $6,870,000, up from $6,805,000 during the same period in 2002. Earnings for 2003 were higher than a year ago because of higher noninterest income, offset in part by a slightly lower net interest income, a higher loan loss provision and noninterest expenses.

Decreases in yields on investments and loans more than offset increases in the volume of earning assets - resulting in a slight decrease in 2003 interest income. The downward repricing of interest-bearing liabilities more than offset increases in volume and contributed to a decrease in interest expense. The increase in noninterest income results primarily from increases in fees and service charges and increases in gains on sales of loans and gains on sale of the credit card portfolio offset in part by decreases in Investment and Trust Services Division income and decreases in gains on sales of securities.

Increases in noninterest expenses resulted from increases in salaries and employee benefits, furniture and equipment expense, and outside services offset in part by decreases in marketing expenses. The softening of the economy and its related impact on credit plus the increase in the loan growth resulted in the recording of higher levels of loan loss provision for the first nine months of 2003, compared with the same period in 2002.

Basic and diluted earnings per share for the first nine months of 2003 reached $1.04, a 1% increase over the $1.03 amount reported for the same period in 2002. Cash dividends declared per share for the first nine months of 2003 increased 2% compared to the first nine months of 2002.

Asset growth remains solid. Consolidated assets increased 6% to $757.2 million, as of September 30, 2003 up $45.9 million from September 30, 2002. Loans increased 8 percent to $540.2 million, up $38.8 million from one year ago. Commercial loans surpassed the $300 million mark for the first time in the history of LNB Bancorp, Inc. reaching $304.2 million at September 30, 2003.

Total deposits increased 1 percent to $571.2 million, up $3.6 million from one year ago. Lorain National Bank operates 20 banking centers and 23 ATMs in nine local communities.

Other borrowings increased $40.7 million to $112.6 million at September 30, 2003, or 57 percent from $72.0 million at September 30, 2002. The increase in other borrowings was attributable to increases in Federal Home Loan Bank advances of $40.1 million plus increases in repurchase agreements and Federal funds purchased totaling $.6 million. Total shareholders' equity increased by $2.8 million during the twelve months ended September 30, 2003 for a 4% increase.

We appreciate and thank you for your continuing support and look forward to addressing you after the completion of another successful year of operations.

Sincerely,
/s/ Stanley G. Pijor
---------------------
Stanley G. Pijor
CHAIRMAN OF THE BOARD

/s/ Gary C. Smith
---------------------
Gary C. Smith
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Consolidated Balance Sheets                        (Unaudited)
                                            --------------------------
September 30,                                    2003         2002
----------------------------------------------------------------------
ASSETS:
Cash and Due from Banks. . . . . . . . . . .$ 28,860,000  $ 24,230,000
Federal Funds Sold and Short-term Investments  3,081,000     3,480,000
Federal Home Loan Bank and Federal
 Reserve Bank Stock, at Cost . . . . . . . .   3,843,000     3,699,000
Securities Held to Maturity, at Cost . . . .   2,981,000    11,842,000
Securities Available for Sale, at Fair Value 151,697,000   139,669,000
Portfolio Loans. . . . . . . . . . . . . . . 533,687,000   493,017,000
Loans Available for Sale . . . . . . . . . .   6,497,000     8,432,000
Reserve for Loan Losses. . . . . . . . . . .  (7,642,000)   (6,557,000)
                                            ---------------------------
NET LOANS. . . . . . . . . . . . . . . . . . 532,542,000   494,892,000
                                            ---------------------------
Premises, Equipment and Intangible
 Assets (net). . . . . . . . . . . . . . . .  13,860,000    14,143,000
Accrued Interest Receivable and
 Other Assets. . . . . . . . . . . . . . . .  20,352,000    19,497,000
                                            ---------------------------
TOTAL ASSETS . . . . . . . . . . . . . . . .$757,216,000  $711,452,000
                                            ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Noninterest-Bearing Deposits . . . . . . . .$ 87,115,000  $ 87,174,000
Interest-Bearing Deposits. . . . . . . . . . 484,049,000   480,424,000
                                            ---------------------------
TOTAL DEPOSITS . . . . . . . . . . . . . . . 571,164,000   567,598,000
                                            ---------------------------
Securities Sold under Repurchase Agreements
 and Other Short-term Borrowings . . . . . .  26,187,000    25,579,000
Federal Home Loan Bank Advances. . . . . . .  86,425,000    46,375,000
Accrued Interest, Taxes, Expenses and
 Other Liabilities . . . . . . . . . . . . .   4,864,000     6,077,000
                                            ---------------------------
TOTAL LIABILITIES. . . . . . . . . . . . . . 688,640,000   645,629,000
                                            ---------------------------
Common Stock . . . . . . . . . . . . . . . .   6,756,000     4,501,000
Additional Capital . . . . . . . . . . . . .  26,120,000    28,315,000
Retained Earnings. . . . . . . . . . . . . .  39,128,000    34,483,000
Accumulated Other Comprehensive Income . . .    (541,000)    1,424,000
Treasury Stock, at Cost. . . . . . . . . . .  (2,887,000)   (2,900,000)
                                            ---------------------------
TOTAL SHAREHOLDERS' EQUITY . . . . . . . . .  68,576,000    65,823,000
                                            ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $757,216,000  $711,452,000
                                            ---------------------------
Note: The 2002 financial statements and per-share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standard (SFAS) No. 147 "Acquisitions of Certain Financial Institutions" and SFAS No. 142 "Goodwill and Other Intangible Assets."

Consolidated Statements of Income                   (Unaudited)
                                              ------------------------
Nine Months Ended September 30,                   2003         2002
----------------------------------------------------------------------
INTEREST INCOME:
Interest and Fees on Loans. . . . . . . . . . $24,774,000  $25,672,000
Interest and Dividends on Securities. . . . .   3,906,000    5,331,000
Interest on Federal Funds Sold and
 Short-term Investments . . . . . . . . . . .      32,000       75,000
                                             -------------------------
TOTAL INTEREST INCOME . . . . . . . . . . . .  28,712,000   31,078,000
                                             -------------------------
INTEREST EXPENSE:
Interest on Deposits. . . . . . . . . . . . .   5,623,000    7,677,000
Interest on Federal Home Loan Bank Advances . 1,284,000 1,312,000 Interest on Securities Sold under Repurchase
 Agreements and Other Short-term Borrowings.      157,000      364,000
                                             -------------------------
TOTAL INTEREST EXPENSE. . . . . . . . . . . .   7,064,000    9,353,000
                                             -------------------------
NET INTEREST INCOME . . . . . . . . . . . . .  21,648,000   21,725,000
                                             -------------------------
Provision for Loan Losses . . . . . . . . . .   2,125,000    1,725,000
                                             -------------------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES. . . . . . . . . . . . . . .  19,523,000   20,000,000
                                             -------------------------
NONINTEREST INCOME:
Investment and Trust Services Division Income   1,305,000    1,485,000
Fees and Service Charges. . . . . . . . . . .   5,504,000    5,484,000
Gains from Sales of Securities. . . . . . . .     449,000      600,000
Gains on Sales of Loans . . . . . . . . . . .     195,000       56,000
Gains on Sale of Credit Card Portfolio. . . .     820,000          -0-
Other Operating Income. . . . . . . . . . . .     241,000      248,000
                                             -------------------------
TOTAL NONINTERST INCOME . . . . . . . . . . .   8,514,000    7,873,000
                                             -------------------------
NONINTEREST EXPENSES:
Salaries and Employee Benefits. . . . . . . .   8,886,000    8,470,000
Furniture and Equipment Expenses. . . . . . .   1,807,000    1,628,000
Net Occupancy Expense of Premises . . . . . .   1,160,000    1,113,000
Card-related Expenses . . . . . . . . . . . .     980,000      992,000
Supplies and Postage. . . . . . . . . . . . .     783,000      769,000
Outside Services. . . . . . . . . . . . . . .   1,073,000      917,000
Marketing and Public Relations. . . . . . . .     584,000      828,000
Ohio Franchise Tax. . . . . . . . . . . . . .     542,000      385,000
Other Operating Expenses. . . . . . . . . . .   2,246,000    2,761,000
                                             -------------------------

TOTAL NONINTEREST EXPENSE . . . . . . . . . .  18,061,000   17,863,000
                                             -------------------------
INCOME BEFORE INCOME TAXES. . . . . . . . . .   9,976,000   10,010,000
                                             -------------------------
Income Taxes. . . . . . . . . . . . . . . . .   3,106,000    3,205,000
                                             -------------------------
NET INCOME. . . . . . . . . . . . . . . . . . $ 6,870,000  $ 6,805,000
                                             -------------------------
PER SHARE DATA:
BASIC EARNINGS PER SHARE* . . . . . . . . . .     $1.04        $1.03
                                             -------------------------
DILUTED EARNINGS PER SHARE* . . . . . . . . .     $1.04        $1.03
                                             -------------------------
DIVIDENDS DECLARED PER SHARE* . . . . . . . .     $ .51        $ .50
                                             -------------------------
(*) All share and per share data has been adjusted to reflect the 3-for-2 stock split in 2003 and the 2 percent stock dividend in 2002.

LORAIN NATIONAL BANK TO EXPAND ATM NETWORK IN GRAFTON

Lorain National Bank is announcing a series of upcoming projects designed to improve customer service and increase the efficiency of its branch operations, according to Gary C. Smith, president and chief executive officer of LNB Bancorp, Inc. and its banking subsidiary, Lorain National Bank.

In addition to plans to construct new banking offices in Avon and Avon Lake next year; Lorain National will expand its automated teller machine network with a new ATM in the Grafton Station convenience center in the village of Grafton during the fourth quarter of this year.

The drive-up facility will include an ATM and a night depository to better serve commercial customers in the Grafton area.

"We're pleased to announce that Lorain National Bank is committed to growth and development right here in our neighborhood; while at the same time increasing operating efficiency and shareholder value," Smith said.

"Our new banking office construction and facilities improvements in Lorain County will allow us to provide even higher quality service to our customers while increasing efficiencies bank wide," Smith added. "We are excited about our opportunities to expand our banking business in our primary market."

PROPOSED LNB PROJECTS INCLUDE:
 Installation of an ATM and night depository at 537 Main Street, Grafton, adjacent to the new Grafton Station complex.
ESTIMATED COMPLETION DATE: FOURTH QUARTER 2003.

 Expansion of business offices at LNB's Ely Square office at 124 Middle Avenue in Elyria is currently underway. The new office facilities will provide a greater presence for the bank's expanding business banking and investment and trust divisions. The facility will also be the headquarters of the bank's Community Reinvestment department.
ESTIMATED COMPLETION DATE: FOURTH QUARTER 2003.

 Construction of a new banking office at the Lake Pointe development at 2100 Center Road (Route 83), near Detroit Road in Avon. The full-service office, complete with drive-in banking and drive-up ATM, will be constructed in the 2100 Center development just west of the new Avon Commons shopping complex. ESTIMATED OPENING DATE: FIRST QUARTER 2004.

 Construction of a new banking office at 32960 Walker Road, in the Avon Lake Towne Center shopping complex. Upon completion, banking operations will be relocated to the new office from LNB's existing Avon Lake office at the corner of Miller and Walker roads. The full-service office, complete with drive-in banking and drive-up ATM, will provide a more centrally-located banking office for its Avon Lake customers.
ESTIMATED OPENING DATE: MARCH 2004.

Lorain National Bank is a local independent bank operating 20 retail branch offices and 23 ATMs in the nine communities of Lorain, Elyria, Amherst, Avon Lake, LaGrange, Oberlin, Olmsted Township, Vermilion and Westlake.

THIS RELEASE CONTAINS STATEMENTS THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE PLANS AND PROJECTIONS DESCRIBED HEREIN ARE BASED ON CURRENT EXPECTATIONS, AND A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, FLUCTUATIONS IN INTEREST RATES, INFLATION, GOVERNMENT REGULATIONS, MANAGEMENT'S STRATEGIC DIRECTION FOR LORAIN NATIONAL BANK, AND THE ECONOMIC CONDITIONS AND COMPETITION IN THE GEOGRAPHIC AND BUSINESS AREAS IN WHICH THE BANK OPERATES.